Schedule 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Schedule 13D filed herewith is filed jointly. This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of December 2024.

Neuberger Berman Group LLC

/s/ Joseph Amato

By: Joseph Amato

President

Neuberger Berman Investment Advisers Holdings LLC

/s/ Heather Zuckerman

By: Heather Zuckerman

Executive Vice President

Neuberger Berman Investment Advisers LLC

/s/ Joseph Amato

By: Joseph Amato

President - Equities

Neuberger Berman Canada Holdings LLC

/s/ Raymond Carroll

By: Raymond Carroll

Chief Investment Officer

NB Acquisitionco ULC

/s/ Raymond Carroll

By: Raymond Carroll

Chief Investment Officer

Neuberger Berman Canada ULC

/s/ Raymond Carroll

By: Raymond Carroll

Chief Investment Officer

/s/Benjamin Nahum

Benjamin Nahum

/s/Michael Greene

Michael Greene

/s/Rand Gesing

Rand Gesing